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                                                                 Exhibit 3.1.2

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          CORE-MARK INTERNATIONAL, INC.

           Core-Mark International, Inc. (hereinafter called the
"corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

           FIRST: The present name of the corporation is Core-Mark International, Inc., which is the name under which the corporation was originally incorporated; and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is March 1, 1995.

           SECOND: The certificate of incorporation of the corporation is hereby amended by striking out Article EIGHTH thereof in its entirety and restating and integrating into a single instrument all of the provisions of such certificate of incorporation as so amended.

           THIRD: The provisions of the certificate of incorporation of the corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Core-Mark International, Inc. without any further amendment other than the amendment herein certified and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

           FOURTH: The amendment and the restatement of the certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware.

           FIFTH: The certificate of incorporation of the corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:


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                     "RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          CORE-MARK INTERNATIONAL, INC.

           THE UNDERSIGNED, being a natural person for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware ("DGCL"), hereby certifies that:

           FIRST: The name of the Corporation is: Core-Mark International, Inc. (the "Corporation").

           SECOND: The address of the registered office of the Corporation in the State of Delaware is: 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19904. The name of the registered agent of the Corporation in the State of Delaware at such address is: The Prentice-Hall Corporation System, Inc.

           THIRD: The purpose of the Corporation is to engage in and conduct any lawful act or activity for which corporations may be organized under the DGCL.

           FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is ten million (10,000,000), all of which shall be shares of Common Stock having a par value of one cent ($0.01) per share.

           FIFTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, By-Laws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation, but any By-Laws of the Corporation adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

           SIXTH: (a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) under Section 174 of the DGCL or any successor provision thereto or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of the Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article SIXTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


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           (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee, agent, stockholder or a holder of any ownership interest in any stockholder of the Corporation (each, an "Indemnitee"), or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise (an "Other Entity"), against expenses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law. Persons who are not Indemnitees of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this Article SIXTH, and the Corporation may adopt By-Laws or enter into agreements with any such person for the purpose of providing for such indemnification.

           (c) The Corporation shall, from time to time, reimburse or advance to any Indemnitee or other person entitled to indemnification under this Article SIXTH the funds necessary for payment of expenses (including attorney's fees and disbursements) actually and reasonably incurred by such person in defending or testifying in a civil, criminal, administrative or investigative action, suit or proceeding; PROVIDED, HOWEVER, that the Corporation may pay such expenses in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined by final judicial decision that such Indemnitee is not entitled to be indemnified by the Corporation against such expenses as authorized by this Article SIXTH, and the Corporation may adopt By-Laws or enter into agreements with such persons for the purpose of providing for such advances.

           (d) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an Indemnitee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article SIXTH or otherwise.

           (e) The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article SIXTH shall


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not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the By-Laws, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

           (f) The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article SIXTH shall continue as to a person who has ceased to be an Indemnitee (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

           (g) The provisions of this Article SIXTH shall be a contract between the Corporation, on the one hand, and each Indemnitee who serves in such capacity at any time while this Article SIXTH is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such Indemnitee or other person intend to be legally bound. No repeal or modification of this Article SIXTH shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

           (h) The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article SIXTH shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

           (i) Any Indemnitee of the Corporation serving in any capacity for
(a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any


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employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

           (j) Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article SIXTH may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable action, suit or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; PROVIDED, HOWEVER, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought."


Executed on this 18th day of August, 1998.

                                              CORE-MARK INTERNATIONAL, INC.

                                              By: /s/ Leo F. Korman
                                                 -----------------------------
                                              Name:  Leo F. Korman
                                              Title: SENIOR VICE PRESIDENT AND
                                                     CHIEF FINANCIAL OFFICER


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